Results of Shareholder Meeting (Unaudited)
At a special meeting of shareholders of the Vertex International Fund, which was held on November 1, 2001, the following actions were taken:

Item 1. Trustees of the trust were elected as follows:
                                            Number of Shares
Nominee                                 For               Withhold Authority
Jeffrey L. Shames                   158,593.557                 0.00
John W. Ballen                      158,593.557                 0.00
Lawrence H. Cohn                    158,593.557                 0.00
J. David Gibbons                    158,593.557                 0.00
William R. Gutow                    158,593.557                 0.00
J. Atwood Ives                      158,593.557                 0.00
Abby M. O'Neill                     158,593.557                 0.00
Lawrence T. Perera                  158,593.557                 0.00
William J. Poorvu                   158,593.557                 0.00
Arnold D. Scott                     158,593.557                 0.00
J. Dale Sherratt                    158,593.557                 0.00
Elaine R. Smith                     158,593.557                 0.00
Ward Smith                          158,593.557                 0.00

Item 2. The authorization of the Trustees to adopt an Amended and Restated Declaration of Trust.

                                    Number of Shares

For                                 158,593.557
Against                                    0.00
Abstain                                    0.00
Broker Non-votes                           0.00

Item 3. The amendment or removal of certain fundamental investment policies.

                                    Number of Shares

For                                 158,593.557
Against                                    0.00
Abstain                                    0.00
Broker Non-votes                           0.00

Item 4. The approval of a new investment advisory agreement with Vertex Investment Management, Inc.

                                    Number of Shares

For                                 158,072.781
Against                                 520.776
Abstain                                    0.00

Item 5. The ratification of the election of Ernst & Young LLP as the independent public accountants to be employed by the trust for the fiscal year ending September 30, 2002.

                                    Number of Shares

For                                 158,593.557
Against                                    0.00
Abstain                                    0.00